     As filed with the Securities and Exchange Commission on May 28, 1996

                                                Registration No. 333-______

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    Zurich Reinsurance Centre Holdings, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                                      13-3703575
      (State or other jurisdiction                  (I.R.S. Employer
  of incorporation or organization)                Identification No.)

                     One Chase Manhattan Plaza -- 43rd Floor
                            New York, New York 10005
                                  (212) 898-5000
               (Address, including zip code, and telephone number,
                  including area code, of registrant's principal
                              executive offices)

                    Zurich Reinsurance Centre Holdings, Inc.
                             1995 Stock Option Plan
                            (Full title of the plan)

                                Mark R. Sarlitto
              Senior Vice President, General Counsel and Secretary
                    Zurich Reinsurance Centre Holdings, Inc.
                     One Chase Manhattan Plaza - 43rd Floor
                            New York, New York 10005
                                 (212) 898-5000
             (Name, address, including zip code and telephone number
                   including area code, of agent for service)

                                 with copies to:
                             Michael G. Marks, Esq.
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022
                                 (212) 821-8000

                         CALCULATION OF REGISTRATION FEE


  Title of Each Class of Securities       Amount to be      Proposed Maximum     Proposed Maximum      Amount of
         to be Registered(1)              Registered(1)      Offering Price     Aggregate Offering    Registration
  ---------------------------------       -------------       per Share (2)          Price (2)            Fee
                                                            ----------------    ------------------    ------------
Common Stock, $.01 par value . . . .        1,844,000              $32              $59,008,000         $20,348



 (1) Represents the shares of Common Stock issuable pursuant to the Zurich Reinsurance Centre Holdings, Inc. 1995 Stock Option Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (the "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the plan.

 (2) Calculated pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 23, 1996.


===============================================================================

                                     PART I

                         INFORMATION NOT REQUIRED IN THE
                             REGISTRATION STATEMENT


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by Zurich Reinsurance Centre Holdings, Inc., a Delaware corporation (the "Company") are incorporated by reference into the Registration Statement: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996; and (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed on April 15, 1993, as amended by Form 8-A/A, filed on May 7, 1993.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of this offering of securities shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Any statement contained herein or in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Inapplicable

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         A member of the firm of Willkie Farr & Gallagher, counsel to the Company, beneficially owns 3,000 shares of Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertake to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaw, agreement, vote or otherwise.

         The Company's certificate of incorporation (the "Certificate of Incorporation") provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

         While the Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Certificate of Incorporation described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable

Item 8.  EXHIBITS

Exhibit Number             Description of Document

       5               Opinion of Willkie Farr & Gallagher
       23.1            Consent of Ernst & Young LLP
       23.2            Acknowledgment Letter of Ernst & Young LLP
       23.3            Consent of Willkie  Farr &  Gallagher  (included  in
                         their  opinion  filed as  Exhibit 5 hereto)
       24              Powers of Attorney (included on the signature page
                         hereto)
       28.1            Zurich  Reinsurance  Centre,  Inc.'s  1995  Annual
                         Statement  Schedule P - Analysis  of Losses and
                         Loss Experience (1)
       28.2            ZC  Insurance  Company  1995 Annual  Statement
                         Schedule P - Analysis of Losses and Loss
                         Experience (1)
- ----------------------
(1) Incorporated by reference to Exhibit 28 to the Company's Annual Report on Form 10-K (Commission File Number 1-11868) for the year ended December 31, 1995.

Item 9.  UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act.

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registration statement pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 28, 1996.

                                  Zurich Reinsurance Centre Holdings, Inc.


                                  By: /s/ Steven M. Gluckstern
                                     Name:  Steven M. Gluckstern
                                     Title:  Chairman of the Board of
                                             Directors and Chief Executive
                                             Officer


         Pursuant to the requirements of the Securities Act, the administrative committee of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of May, 1996.



                                  Zurich Reinsurance Centre Holdings, Inc.
                                  1995 Stock Option Plan


                                  By: /s/ Michael D. Palm
                                      A member of the Compensation
                                      Committee administering the Plan

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven M. Gluckstern, Peter R. Porrino and Mark R. Sarlitto and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, an any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        Name                                         Title                   Date
                        ----                                         -----                   ----

              /s/ Steven M. Gluckstern                          Chairman of the Board     May 28, 1996
                Steven M. Gluckstern                            of Directors and Chief
                                                                Executive Officer
                                                                (Principal Executive
                                                                Officer)

                /s/ Peter R. Porrino                            Senior Vice President,    May 28, 1996
                  Peter R. Porrino                              Chief Financial Officer
                                                                and Treasurer
                                                                (Principal Accounting
                                                                Officer)

                /s/ Richard E. Smith                            Director and President    May 28, 1996
                  Richard E. Smith

         __________________________________                     Vice Chairman of the
                   Detlef Steiner                               Board of Directors

         __________________________________                       Director
                 William H. Bolinder

                 /s/ Philip Caldwell                              Director                May 28, 1996
                   Philip Caldwell

                /s/ Laurence W.Cheng                              Director                May 28, 1996
                  Laurence W. Cheng

              /s/ Judith Richards Hope                            Director                May 28, 1996
                Judith Richards Hope



                   /s/ Rolf Hueppi                                Director                May 28, 1996
                     Rolf Hueppi

                 /s/ Robert T. Marto                              Director                May 28, 1996
                   Robert T. Marto

                 /s/ Michael D. Palm                              Director                May 28, 1996
                   Michael D. Palm

         __________________________________                       Director
                 George G.C. Parker


                                INDEX TO EXHIBITS


Exhibit       Description
- -------       -----------

5             Opinion of Willkie Farr & Gallagher
23.1          Consent of Ernst & Young LLP
23.2          Acknowledgment Letter of Ernst & Young LLP
23.2          Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 5 hereto)
24            Powers of Attorney (included on the signature page hereto)